SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

V.I. Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	11-3238476 (I.R.S. Employer Identification No.)

134 Coolidge Avenue, Watertown, Massachusetts 02472

(Address of Principal Executive Offices)

1998 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

John R. Barr

President and Chief Executive Officer

V.I. Technologies, Inc.

134 Coolidge Avenue Watertown, MA

(617) 926-1551

(Name, Address and Telephone Number of Agent for Service)

with copies to:

Steven N. Farber, Esq.

Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 239-0100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock, $0.01 par value	1,000,000 shares	$0.83	$830,000	$67.15

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution may be declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.
(2)	This registration statement registers an additional 1,000,000 shares issuable under our 1998 Equity Incentive Plan. We have previously registered 2,146,690 shares (File No. 333-62927), 253,310 shares (File No. 333-87627) and 600,000 shares (File No. 333-75486) under this Plan.
(3)	Estimated solely for the purpose of determining the registration fee and computed pursuant to Rules 457(c) and 457(h) based upon the average of the high and low prices on March 21, 2003 as reported by the Nasdaq National Market.

Statement Regarding Incorporation By Reference From Effective Registration Statement.

Pursuant to Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 4, 1998 (File No. 333-62927) relating to the registration of 2,146,690 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 23, 1999 (File No. 333-87627) relating to the registration of 253,310 shares of the Registrant’s Common Stock, and the Registrant’s Registration Statement on Form S-8 filed with the Commission on December 19, 2001 (File No. 333-75486) relating to the registration of 600,000 shares of the Registrant’s Common Stock, authorized for issuance pursuant to the Registrant’s 1998 Equity Incentive Plan (the “Plan”), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 1,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index on page 5.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Watertown, Commonwealth of Massachusetts, on March 26, 2003.

V. I. TECHNOLOGIES, INC.

By: /s/    Thomas T. Higgins

        Thomas T. Higgins

        Executive Vice President, Operations, Chief

        Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of the Company, hereby severally constitute and appoint John R. Barr and Thomas T. Higgins, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including pre-and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John R. Barr John R. Barr	President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2003

/s/ Samuel K. Ackerman Samuel K. Ackerman	Chairman of the Board of Directors	March 26, 2003

/s/ Thomas T. Higgins Thomas T. Higgins	Executive Vice President, Operations and Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2003

/s/ David Tendler David Tendler	Director	March 26, 2003

/s/ Doros Platika Doros Platika	Director	March 26, 2003

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Signature	Title	Date

/s/ Joseph M. Limber Joseph M. Limber	Director	March 26, 2003

/s/ Richard A. Charpie Richard A. Charpie	Director	March 26, 2003

/s/ Irwin Lerner Irwin Lerner	Director	March 26, 2003

/s/ Jeremy Hayward-Surry Jeremy Hayward-Surry	Director	March 26, 2003

/s/ Peter D. Parker Peter D. Parker	Director	March 26, 2003

/s/ Damion E. Wicker Damion E. Wicker	Director	March 26, 2003

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Exhibit Index

Exhibit Number	Description of Exhibit

4.2

Certificate of Amendment of Restated Certificate of Incorporation, dated November 12, 1999, filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 30, 2000, and incorporated herein by reference.

4.3

Certificate of Amendment of Restated Certificate of Incorporation, dated May 30, 2001, filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (Registration Statement No. 333-57418) and incorporated herein by reference.

4.4

Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2003, filed as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 28, 2002, and incorporated herein by reference.

4.5

Amended and Restated By-laws of the Company, filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (Registration Statement No. 333-57418) and incorporated herein by reference.

5	Opinion of Palmer & Dodge LLP.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Palmer & Dodge LLP. Included in Exhibit 5.

24	Power of Attorney. Contained on the signature page hereto.

99	1998 Equity Incentive Plan, filed as Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 28, 2002, and incorporated herein by reference.

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